AMENDMENT TO

SCHEDULE A

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to the Amended and Restated Expense Limitation Agreement dated April 26, 2019.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
Lincoln iShares® Fixed Income Allocation Fund	0.15%	N/A	May 1, 2019	April 30, 2020
Lincoln iShares® Global Growth Allocation Fund	0.20%	N/A	May 1, 2019	April 30, 2020
Lincoln iShares® U.S. Moderate Allocation Fund	0.19%	N/A	May 1, 2019	April 30, 2020
LVIP American Century Select Mid Cap Value Managed Volatility Fund	0.90%	1.25%	May 1, 2019	April 30, 2020
LVIP Baron Growth Opportunities Fund	0.93%	1.18%	May 1, 2019	April 30, 2020
LVIP BlackRock Advantage Allocation Fund	0.73%	0.98%	May 1, 2019	April 30, 2020
LVIP BlackRock Dividend Value Managed Volatility Fund[1]	068%	0.93%	November 22, 2019	November 22, 2021
LVIP BlackRock Global Allocation Fund	0.73%	0.98%	April 1, 2019	April 30, 2020
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund[2]	0.68%	1.03%	May 24, 2019	May 25, 2021

1 Effective upon the reorganization of the LVIP Franklin Templeton Value Managed Volatility Fund into LVIP BlackRock Dividend Managed Volatility Fund (the “Fund”) on November 22, 2019, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.68% (for Standard class) and 0.93% (for Service class) until at least November 22, 2021. After November 22, 2021, LIAC may amend this expense limit only with the Board’s consent.

2 Effective upon the reorganization of the LVIP ClearBridge Large Cap Managed Volatility Fund into LVIP ClearBridge QS Select Large Cap Managed Volatility Fund (the “Fund”) on May 24, 2019, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.68% (for standard class) and 1.03% (for service class) until at least May 25, 2021.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP Delaware Wealth Builder Fund	0.71%	0.96%	May 1, 2019	April 30, 2020
LVIP Dimensional International Core Equity Fund	0.68%	0.93%	May 1, 2019	April 30, 2020
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.42%	0.67%	May 1, 2019	April 30, 2020
LVIP Franklin Templeton Value Managed Volatility Fund	0.05%	0.40%	May 1, 2019	April 30, 2020
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	0.10%	0.45%	May 1, 2019	April 30, 2020
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.33%	0.58%	May 1, 2019	April 30, 2020
LVIP Goldman Sachs Income Builder Fund	0.75%	1.00%	May 1, 2019	April 30, 2020
LVIP Invesco Select Equity Income Managed Volatility Fund[3]	0.57%	0.92%	May 24, 2019	May 24, 2021
LVIP JPMorgan Retirement Income Fund	0.476%	0.726%	May 1, 2019	April 30, 2020
LVIP Loomis Sayles Global Growth Fund	0.77%	1.12%	May 1, 2019	April 30, 2020
LVIP MFS International Equity Managed Volatility Fund	0.20%	0.45%	May 1, 2019	April 30, 2020
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.22%	0.57%	May 1, 2019	April 30, 2020

3 Effective upon the reorganization of the Invesco Diversified Equity-Income Managed Volatility Fund into the LVIP Invesco Select Equity Income Managed Volatility Fund (the “Fund”) on May 24, 2019, LIAC agreed to limit the Fund’s Operating Expenses at the levels shown above for two years following the reorganization. The intended effect of this limit is to limit the Fund’s net annual fund operating expense ratio to 0.57% (for standard class) and 0.92% (for service class) until May 24, 2021. After May 24, 2021, LIAC may amend this expense limit only with the Board’s consent.

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
LVIP PIMCO Low Duration Bond Fund	0.54%	0.79%	May 1, 2019	April 30, 2020

LVIP SSGA Conservative Index Allocation Fund	0.20%	0.45%	May 1, 2019	April 30, 2020
LVIP SSGA Emerging Markets Equity Index Fund	0.50%	0.75%	May 1, 2019	April 30, 2020
LVIP SSGA International Index Fund	0.40%	0.65%	May 1, 2019	April 30, 2020
LVIP SSGA International Managed Volatility Fund	0.25%	0.50%	May 1, 2019	April 30, 2020
LVIP SSGA Large Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2019	April 30, 2020
LVIP SSGA Short-Term Bond Index Fund	0.3625%	0.6125%	May 1, 2019	April 30, 2020
LVIP SSGA SMID Cap Managed Volatility Fund	0.25%	0.50%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2010 Fund	0.27%	0.52%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2020 Fund	0.24%	0.49%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2030 Fund	0.25%	0.50%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2040 Fund	0.26%	0.51%	May 1, 2019	April 30, 2020
LVIP T. Rowe Price 2050 Fund	0.27%	0.52%	May 1, 2019	April 30, 2020
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.33%	0.58%	May 1, 2019	April 30, 2020

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	EFFECTIVE DATE	TERMINATION DATE
MASTER-FEEDER FUNDS
LVIP American Global Small Capitalization Fund	0.10% [4] Service II Class	N/A	May 1, 2019	April 30, 2020

4 Applies only to “Other Expenses” as such term is used in the Fund’s prospectus.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of November 22, 2019, and effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

By:	/s/ Jayson R. Bronchetti	By:	/s/ William P. Flory, Jr.
Name:	Jayson R. Bronchetti	Name:	William P. Flory, Jr.
Title:	President	Title:	Vice President & Chief Accounting Officer